Exhibit 1.2

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

CLARION PROPERTY TRUST INC.

Up to $2,250,000,000 in Shares of Common Stock, $0.01 par value per share

[                        ], 2010

Ladies and Gentlemen:

Subject to the terms described herein, ING Funds Distributor, LLC, as the dealer manager (the “Dealer Manager”) for Clarion Property Trust Inc., a Maryland corporation (the “Company”), invites you (“Participating Broker-Dealer”) to participate in the distribution, on a “best efforts” basis, of up to $2,250,000,000 in shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), to the public (the “Offering”), of which amount: (a) up to $2,000,000,000 in shares of Common Stock are being offered to the public pursuant to the Company’s primary offering (the “Primary Shares”); and (b) up to $250,000,000 in shares of Common Stock are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares” and, together with the Primary Shares, the “Offered Shares”).  The Primary Shares are to be issued and sold to the public at a purchase price equal to the sum of: (i) the Company’s net asset value (“NAV”) per share on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined), plus (ii) applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).  Until such time as the Company has received and accepted subscriptions for the minimum offering of at least $50,000,000 (the “Minimum Offering”) and released the proceeds from such subscriptions from the escrow account maintained for the benefit of the Company (the “Escrow Account”) by [                  ] (the “Escrow Agent”), the per share purchase price for the Primary Shares shall be $10.00 plus applicable selling commissions.

A registration statement on Form S-11 (File No. 333-[              ]) has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), for the registration of the Offered Shares.  Such registration statement, which includes a preliminary prospectus, was filed with the Commission on [                      ], 2010.  The Company has prepared and filed such amendments thereto, if any, and such amended prospectus, if any, as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required.  Copies of such registration statement and each amendment thereto have been or will be delivered to Participating Broker-Dealer.  The prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), is hereinafter referred to as the “Prospectus,” except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the registration statement or any post-effective amendment to the registration statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission.  As used in this agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the

Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective, and the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission.

I.                                         Dealer Manager Agreement

The Company is the sole general partner of Clarion Property Trust Operating Partnership LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”).  The Dealer Manager has entered into a dealer manager agreement with the Company and the Operating Partnership dated [          ], 2010 (the “Dealer Manager Agreement”).  Upon effectiveness of this Participating Broker-Dealer Agreement (this “Agreement”), you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement.

II.            Sale of Shares

Participating Broker-Dealer hereby agrees to use its best efforts to sell the Primary Shares for cash on the terms and conditions stated in the Prospectus.  Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative, partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Broker-Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials delivered to Participating Broker-Dealer by the Dealer Manager (the “Authorized Sales Materials”).

III.           Submission of Orders

Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute an eligibility form provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to Participating Broker-Dealer such completed and executed Eligibility Form together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Until such time as the Company has received and accepted subscriptions for the Minimum Offering and released the proceeds from such subscriptions from the Escrow Account, those persons who purchase Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “[                  ], as Escrow Agent for Clarion Property Trust Inc.” Thereafter, those persons who purchase Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Clarion Property Trust Inc.”  Purchase orders received by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share calculated at the end of such business day plus applicable selling commissions in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share calculated at the end of the next business day plus applicable selling commissions in accordance with the procedures described in the Prospectus.

A purchaser will be obligated to purchase Primary Shares in the aggregate dollar amount of the purchaser’s order as of the close of business on the date the order is received by the Company but will have the right to rescind the sale if the purchaser or the purchaser’s financial advisor notifies the Company or the Dealer Manager in writing of the cancellation of such order prior to the close of business on the fifth business day after the date the order is received by the Company. In accordance with state securities regulations, orders will not be executed before the fifth business day following the date the order is received by the Company. If Participating Broker-Dealer receives an Eligibility Form or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Eligibility Form and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by Participating Broker-Dealer. Eligibility Forms and instruments of payment received by Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to the internal supervisory procedures of Participating Broker-Dealer, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by Participating Broker-Dealer, Participating Broker-Dealer will transmit the Eligibility Forms and instruments of payment to the Escrow Agent or, after the Minimum Offering has been received, to the Company or to such other account or agent as directed by the Company; and

(b) where, pursuant to the internal supervisory procedures of Participating Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Eligibility Forms and instruments of payment will be transmitted by Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by Participating Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment to the Escrow Agent or, after the Minimum Offering has been received, to the Company or to such other account or agent as directed by the Company.

Participating Broker-Dealer understands that the Dealer Manager reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, Participating Broker-Dealer shall cause the custodian of such account to deliver an Eligibility Form and instrument of payment for such account directly to the Escrow Agent or, after the Minimum Offering has been received, to the Company. Participating Broker-Dealer shall furnish to the Escrow Agent or the Company, as applicable, with each delivery of Eligibility Forms and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares purchased.

Participating Broker-Dealer hereby agrees to adhere to the terms of the escrow agreement dated [              ], 2010 (the “Escrow Agreement”), by and between the Escrow Agent, the Dealer Manager and the Company in connection with the services provided hereunder.

IV.                                 Participating Broker-Dealer’s Compensation

Subject to volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Participating Broker-Dealer’s selling commission applicable to the total public offering price of Primary Shares sold by Participating Broker-Dealer which it is authorized to sell hereunder is 3% of the total price per Primary Share (NAV per share plus selling commission) calculated after the close of business on such day, or if such day is not a business day, calculated after the close of business on the next business day, and sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager.  For these purposes, a “sale of Primary Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction.  Participating Broker-Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.  Participating Broker-Dealer affirms that the Dealer Manager’s liability for commissions payable to Participating Broker-Dealer is limited solely to the commissions received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Primary Shares.

In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the distribution fee described in the Prospectus (the “Distribution Fee”) to Participating Broker-Dealer as marketing fees or to defray other distribution-related expenses.  Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of Primary Shares sold by Participating Broker-Dealer, the assistance of Participating Broker-Dealer in marketing the Offering and due diligence expenses incurred, the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering and the level of services that Participating Broker-Dealer performs in connection with the distribution of the Primary Shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services; provided, however, that Participating Broker-Dealer will not be entitled to receive Distribution Fees after the earlier of: (i) the date on which the aggregate selling commissions, Distribution Fees, Dealer Manager Fees (as defined in the Dealer Manager Agreement) and all other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Participating Broker-Dealers exceeds 10.0% of the gross proceeds raised from the sale of Primary Shares in the Offering, and (ii) the thirty-year anniversary of the commencement of the Offering.  The Dealer Manager’s reallowance of Distribution Fees to Participating Broker-Dealer shall be described in Schedule 1 to this Agreement.

Participating Broker-Dealer acknowledges and agrees no selling commissions will be payable and no Distribution Fees will begin to accrue until the date upon which the Company has received and accepted subscriptions for the Minimum Offering and the Escrow Agent has released the proceeds from the Escrow Account to the Company.

Participating Broker-Dealer acknowledges and agrees that no selling commissions or Distribution Fees will be paid in respect of the sale of any DRIP Shares.

The parties hereby agree that the foregoing selling commissions and Distribution Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Participating Broker-Dealer’s interest in the offering is limited to such selling commissions and Distribution Fees from the Dealer Manager and Participating Broker-Dealer’s indemnity referred to in Section XII hereinbelow, and that the Company is not liable or responsible for the direct payment of such selling commissions and Distribution Fees to Participating Broker-Dealer.  In addition, as set forth in the Prospectus, the Dealer Manager will reimburse Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by Participating Broker-Dealer.  Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Broker-Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties.  Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

Participating Broker-Dealer acknowledges that the Offered Shares shall not be included for the purposes of calculating compensation due to Participating Broker-Dealer pursuant to any arrangements other than this Agreement between Participating Broker-Dealer and the Dealer Manager or any entity controlling, controlled by, or under common control with the Dealer Manager.

V.                                     Payment

Payments of selling commissions and Distribution Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Broker-Dealer.  Selling commissions and Distribution Fees, respectively, will be paid to Participating Broker-Dealer within 30 days after receipt by the Dealer Manager, or, if the Company (as the agent of the Dealer Manager) pays such selling commissions or Distribution Fees directly to Participating Broker-Dealer, then the Company shall pay (a) such selling commissions within 30 days of the execution by the Company of orders to purchase Primary Shares sold by Participating Broker-Dealer and (b) such Distribution Fees within 30 days after the end of each calendar quarter in which such Distribution Fees have been earned by Participating Broker-Dealer in accordance with the provisions of Schedule 1 hereto.

Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions, Distribution Fees and other payments due to it pursuant to this Agreement directly to its bank account.  If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.                                 Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Dealer Manager, which reserves the right to reject any order for any or no reason.  Orders not accompanied by the required instrument of payment for the Primary Shares may be rejected.  Issuance and delivery of the Primary Shares will be made only after actual receipt of payment therefor.  In the event an order is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager any selling commissions or Distribution Fees theretofore paid with respect to such order, and, if Participating Broker-Dealer fails to so return any such selling commissions, the Dealer Manager shall have the right to offset amounts owed against future commissions or Distribution Fees due and otherwise payable to Participating Broker-Dealer.

VII.                             Prospectus and Authorized Sales Materials

Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials.  The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Authorized Sales Materials, for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to an investor.  Participating Broker-Dealer agrees that it will not send or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials.  Participating Broker-Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public.  Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings other than the Prospectus and the Authorized Sales Materials.  Participating Broker-Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

VIII.                         License and Association Membership

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Primary Shares, and that it is a member in good standing of FINRA.  Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to offer and sell the Primary Shares in such jurisdictions.  This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located.  Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed.  Participating Broker-Dealer also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with Rules 2310, 2420, 2730, 2740 and 2750 of the FINRA Conduct Rules.

IX.                                Anti-Money Laundering Compliance Programs

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the Commission (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares.  Participating Broker-Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Broker-Dealer submits orders to the Company.  To the extent permitted by applicable law, Participating Broker-Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Primary Shares.

Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to provide annual certification to the Dealer Manager that Participating Broker-Dealer has complied with the provisions of its AML Program and relevant legal requirements.  Participating Broker-Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Participating Broker-Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide an annual certification to Dealer Manager that, as of the date of such certification (a) its AML Program is consistent with the AML Rules, (b) it has continued to implement its AML Program, and (c) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.                                    Limitation of Offer; Suitability

Participating Broker-Dealer will: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company that the Primary Shares are qualified for sale or that such qualification is not required; (c) only offer Primary Shares in a jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”); and (e) make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.

Participating Broker-Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that (a) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (b) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and lack of liquidity of such investment, and (c) an investment in Primary Shares is otherwise suitable for such investor.  Participating Broker-Dealer further represents, warrants and covenants that Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  Participating Broker-Dealer agrees to retain such documents and records in Participating Broker-Dealer’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section XIII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  Participating Broker-Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and such customer’s completed and executed Eligibility Form.

XI.                                Due Diligence; Adequate Disclosure

Prior to offering the Primary Shares for sale, Participating Broker-Dealer shall have conducted an inquiry such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Primary Shares.  In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports.  Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another broker-dealer participating in the distribution of the Primary Shares pursuant to an agreement with the Dealer Manager (an “Other Dealer”), provided that: (1) Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such Other Dealer; (2) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the Other Dealer conducting or directing the inquiry; and (3) no Other Dealer that participated in the inquiry is an affiliate of the Company.  Prior to the sale of the Primary Shares, Participating Broker-Dealer shall inform each prospective purchaser of Primary Shares of pertinent facts relating to the Primary Shares including specifically the risks related to limitations on liquidity and marketability of the Primary Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Operating Partnership except as set forth in the Prospectus and any Authorized Sales Materials.

XII.                            Indemnification

For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a) Participating Broker-Dealer severally agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by Participating Broker-Dealer, any material breach of a covenant by Participating Broker-Dealer, or any material failure by Participating Broker-Dealer to perform its obligations hereunder, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any application to qualify the Offered Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Operating Partnership or the Dealer Manager by Participating Broker-Dealer specifically for use with reference to Participating Broker-Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by Participating Broker-Dealer not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents, or (e) any untrue statement made by Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation of this Agreement by Participating Broker-Dealer, or (f) any failure of Participating Broker-Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by Participating Broker-Dealer to comply with applicable FINRA rules or Commission Rules or any other applicable Federal or state laws in connection with the Offering.  Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.

(b) Promptly after receipt by any indemnified party under this Section XII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section XII as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(c) An indemnifying party under this Section XII of this Agreement shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating on behalf of a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII.        Compliance with Record Keeping Requirements

Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  Participating Broker-Dealer further agrees to keep such records with respect to each customer who purchases Primary Shares, his suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

XIII.                        Customer Complaints

Participating Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Broker-Dealer copies of any written or otherwise documented customer complaints received by Participating Broker-Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by Participating Broker-Dealer), the Offered Shares or the Company.

XIV.                        Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto.

XV.                            Termination; Amendment

Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Primary Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent request of the Company or the Dealer Manager.  Any party may terminate this Agreement by written notice pursuant to Section XIX below.  This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

Upon expiration or termination of this Agreement, the Dealer Manager shall pay to Participating Broker-Dealer all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which Participating Broker-Dealer is or becomes entitled under Section IV hereof at such time as such compensation becomes payable.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Primary Shares after it has received such notice.

XVI.                        Assignment

Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations.  Any purported assignment or delegation by Participating Broker-Dealer shall be null and void.  The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof.  Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer.

XVII.                    Privacy Laws

The Dealer Manager and Participating Broker-Dealer (each referred to individually in this Section XVII as a “party”) agree as follows:

(a)           Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; and

(b)           Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers except as necessary to service the customers or as otherwise necessary or required by applicable law.

XVIII.                Notice

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258, Attention: Chief Counsel, and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

XIX.                       Attorneys’ Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.  This Agreement shall be construed under the laws of the State of New York.  Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York, New York.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Participating Broker-Dealer Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

ING FUNDS DISTRIBUTOR, LLC

By:
Name:
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.             Identity of Participating Broker-Dealer:

Full Legal Name:

(to be completed by Participating Broker-Dealer)

Type of Entity:

(to be completed by Participating Broker-Dealer)

Organized in the State of:

(to be completed by Participating Broker-Dealer)

Tax Identification Number:

(to be completed by Participating Broker-Dealer)

FINRA/CRD Number:

(to be completed by Participating Broker-Dealer)

2.             Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 1
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
ING FUNDS DISTRIBUTOR, LLC

NAME OF ISSUER: CLARION PROPERTY TRUST INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

From and after the sale by Participating Broker-Dealer of Primary Shares hereunder, the Dealer Manager will pay to Participating Broker-Dealer beginning on the date upon which the Company has received and accepted subscriptions for the Minimum Offering and released the proceeds from such subscriptions from the Escrow Account and during the term of the Participating Broker-Dealer Agreement, a Distribution Fee that shall be calculated daily and paid quarterly.  For each day during the applicable calendar quarter for which the Distribution Fee is calculated, the Distribution Fee shall equal (i) the percentage equal to the number of Primary Shares under management by Participating Broker-Dealer that are outstanding on such day divided by the total number of Primary Shares outstanding on such day, multiplied by (ii) 1/365th of 0.50% of the Company’s NAV for such day (the “NAV Base Amount”); provided, however, that the Dealer Manager will increase the NAV Base Amount for such calculation, and thus the amount payable to Participating Broker-Dealer, with respect to any given day based on the amount of the Primary Shares under management by Participating Broker-Dealer on such day as follows:

Company’s Primary Shares Under Management	NAV Base Amount
$[ ] to $ [ ]	1/365th of [ ]% of NAV
$[ ] to $ [ ]	1/365th of [ ]% of NAV
Over $[ ]	1/365th of 0.20% of NAV

These amounts are in addition to the selling commissions provided for in Section IV of this Participating Broker-Dealer Agreement.

“DEALER MANAGER”

ING FUNDS DISTRIBUTOR, LLC

By:

Name:

Title:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

SCHEDULE 2
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
ING FUNDS DISTRIBUTOR, LLC

NAME OF ISSUER: CLARION PROPERTY TRUST INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, distribution fees, reallowances and other payments due to it pursuant to the Participating Broker-Dealer Agreement to its bank account specified below.  This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it.  In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
ING FUNDS DISTRIBUTOR, LLC

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska

☐	Alaska	☐	Nevada

☐	Arizona	☐	New Hampshire

☐	Arkansas	☐	New Jersey

☐	California	☐	New Mexico

☐	Colorado	☐	New York

☐	Connecticut	☐	North Carolina

☐	Delaware	☐	North Dakota

☐	District of Columbia	☐	Ohio

☐	Florida	☐	Oklahoma

☐	Georgia	☐	Oregon

☐	Hawaii	☐	Pennsylvania

☐	Idaho	☐	Puerto Rico

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virgin Islands

☐	Massachusetts	☐	Virginia

☐	Michigan	☐	Washington

☐	Minnesota	☐	West Virginia

☐	Mississippi	☐	Wisconsin

☐	Missouri	☐	Wyoming

☐	Montana